EXHIBIT 5.1

[Letterhead of Baker Botts L.L.P.]

April 11, 2007

MicroMed Cardiovascular, Inc.

8965 Interchange Drive

Houston, Texas 77054

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by MicroMed Cardiovascular, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to up to 2,316,506 shares (the “Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), to be issued from time to time pursuant to the MicroMed 1997 Stock Option Plan (the “1997 Plan”) and the MicroMed 2005 Stock Incentive Plan (the “2005 Plan” and, together with the 1997 Plan, the “Plans”), we are passing upon certain legal matters in connection with the Shares for the Company. At your request, we are furnishing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in connection with the matter referred to above and as the basis for the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise, of the following: the Plans, the Certificate of Incorporation and the Bylaws of the Company, each as amended to date, the corporate records of the Company, as furnished to us by the Company, certificates of public officials and representatives of the Company, and statutes and other instruments and documents. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of paragraph 2 below that the consideration received by the Company for the Shares will be not less than the par value of the Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

2. In the case of Shares originally issued by the Company pursuant to the provisions of the Plans following due authorization of a particular award thereunder by a duly constituted and acting committee of the Board of Directors of the Company as provided in and in accordance with the Plans, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plans and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.